Exhibit 99.2

AMENDED AND RESTATED

COMPENSATION COMMITTEE CHARTER

BLUE BIRD CORPORATION

Purpose

The primary purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Blue Bird Corporation (the “Company”) is to (i) facilitate the Board’s discharge of its responsibilities relating to the evaluation, performance and compensation of the Company’s Executives, as hereafter defined, (ii) oversee Executive development, (iii) oversee the administration of the Company’s compensation plans, (iv) review and determine director compensation and (v) prepare any report on Executive compensation required by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the listing standards of the Nasdaq Capital Market (“Nasdaq”). For purposes of this Charter, “Executive” means the Company’s chief executive officer (the “CEO”) and officers elected by the Board who are subject to Section 16(a) of the Exchange Act (as hereinafter defined).

Membership

Members of the Committee shall be appointed by the Board. The Committee shall be comprised of at least two members of the Board, the precise number to be determined from time to time by the Board. All Committee members will be directors. Members of the Committee shall satisfy all applicable Nasdaq independence standards, subject to transition rules adopted by Nasdaq from time-to-time. Notwithstanding the foregoing, one member of the Committee need not satisfy such independence standards if:

•	such person is not an employee or officer of the Company or a family member of an employee or officer of the Company;

•	such person does not serve on the Committee for a period of more than two years (unless, in the interim, such person satisfies all applicable Nasdaq independence standards);

•	the Committee consists of three or more members; and

•	the Board, under exceptional and limited circumstances, determines that such person’s membership on the Committee would be in the best interests of the Company.

In addition, it is intended that (i) at least two members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), thereby enabling the Committee to establish a sub-committee consisting of at least two members who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and (ii) at such time as the Company is subject to Section 162(m) of the Internal

Revenue Code of 1986, as amended (the “Code”), at least two of the members of the Committee shall be “outside directors” for purposes of Section 162(m) of the Code, thereby enabling the Committee to establish at that time a sub-committee consisting of at least two members who are “outside directors” for purposes of Section 162(m) of the Code.

In affirmatively determining the independence of any director who will serve on the Committee, the Board shall consider all factors specifically relevant to determining whether a director has a relationship to the Corporation which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Corporation to such director; and (ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Committee Responsibilities and Powers

In furtherance of its purpose, the Committee shall have the following authority and responsibilities:

1. In consultation with senior management of the Company, the Committee shall establish, and periodically review, a general compensation strategy for the Company and its subsidiaries (collectively, the “Corporation”). The Committee shall also oversee the implementation of the Corporation’s compensation plans, including pension, welfare, incentive and equity-based plans, to ensure that these plans are consistent with this general compensation strategy. The Committee shall oversee and monitor all of the Corporation’s equity-based plans and such other plans as shall be designated from time to time by the Board.

2. The Committee shall at least annually (a) review and approve the corporate goals and objectives upon which the compensation of the Company’s CEO is based, (b) evaluate the CEO’s performance in light of these goals and objectives, (c) report its assessment of the CEO’s performance to the Board and (d) determine and approve the CEO’s compensation level based on such evaluation. In determining and approving the level of CEO compensation, the Committee shall consider all factors it deems relevant, including, without limitation, the Company’s performance, relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s CEO in past years. The Committee shall review and approve any employment agreements, consulting arrangements, severance agreements and retirement arrangements involving the CEO. In evaluating and determining CEO compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) at such times as such advisory vote is required by Section 14A of the Exchange Act.

3. With input from the CEO (who shall not participate in deliberations regarding, or vote with respect to, his or her own compensation and shall not be present during such deliberations or vote), the Committee shall approve compensation levels or other terms of employment for each of the other Executives of the Company. In determining and approving the level of other Executive compensation, the Committee shall consider all factors it deems relevant. The Committee shall review and approve any employment agreements, consulting arrangements, severance agreements and retirement arrangements involving such other Executives. In evaluating and determining other Executive compensation, the Committee shall consider the results of the most recent Say on Pay Vote at such times as such advisory vote is required by Section 14A of the Exchange Act.

4. The Committee shall review, discuss with senior management of the Company and approve the Compensation Discussion and Analysis (the “CD&A”) portion of the Company’s proxy statement if the Company is required by Section 14A of the Exchange Act or Nasdaq to include a CD&A in the Company’s proxy statement. The Committee shall provide a Compensation Committee Report for inclusion in the Company’s proxy statement that complies with the rules and regulations of the SEC.

5. The Committee shall at least annually review and recommend to the Board the form and amount of compensation (including perquisites and other benefits), and any additional compensation to be paid, for service on the Board and Board committees and for service as a chairperson of a Board committee. In making its determinations, the Committee shall give due consideration to what is customary compensation for directors of comparable companies and any other factors it deems appropriate that are consistent with the policies and principles set forth in this Charter.

6. The Committee shall review and make recommendations to the Board regarding directors’ and officers’ liability insurance coverage.

7. The Committee shall review and approve the adoption of, or amendments to, any incentive compensation plans of the Company (subject, if necessary, to stockholder approval).

8. The Committee shall approve all individual awards of shares, share options and other benefits pursuant to the Company’s (and to the extent consistent with the applicable plans, the Company’s subsidiaries’) equity-based plans. The Committee shall approve the form of all award documents utilized in connection with the Company’s (and to the extent consistent with the applicable plans, the Company’s subsidiaries’) equity-based plans.

9. If permitted by the applicable plans, the Committee may approve a discretionary pool of options or other incentive awards to be made available to the CEO for grant to employees of the Company. The size and terms of the discretionary pool of options or other incentive awards shall be determined by the Committee, but shall not exceed 50,000 shares.

10. In consultation with senior management of the Company, the Committee shall oversee regulatory compliance with respect to compensation matters affecting the Corporation.

11. Subject to Nasdaq rules:

(a) The Committee shall have the right, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel and other adviser retained by the Committee. Such responsibility shall include the sole authority to retain or terminate, and to determine the terms of engagement and the extent of funding (which shall be provided by the Company) necessary for payment of reasonable compensation to, compensation consultants, independent legal counsel and other advisers retained by the Committee.

(b) In selecting a compensation consultant, legal counsel or other adviser providing advice to the Committee, the Committee shall take into consideration all factors relevant to such person’s independence from management, including the following:

(1) the provision of other services to the Corporation by the person that employs the compensation consultant, legal counsel or other adviser;

(2) the amount of fees received from the Corporation by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;

(3) the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;

(4) any business or personal relationship of the compensation consultant, legal counsel or other adviser with any member of the Committee;

(5) any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and

(6) any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

For purposes of this Charter, the above-mentioned independence assessment shall not apply with respect to any compensation consultant, independent legal counsel and other adviser (i) who is an in-house legal counsel, (ii) whose role is limited to the following activities for which no disclosure would be required under Item 407(e)(3)(iii) of the SEC’s Regulation S-K: consulting on broad based plans that do not discriminate in scope, terms or operation, in favor of executive officers or directors of the Company, and that are available generally to all salaried employees of the Company or (iii) who provides information that either is not customized for a particular entity or that is customized based on parameters that are not developed by such consultant, counsel or other advisor and about which such consultant, counsel or other advisor does not provide advice.

This Section 11 requires the Committee to consider the enumerated factors before selecting or receiving advice from compensation consultants, independent legal counsel and other advisers. Once it considers these factors, the Committee may select or receive advice from any compensation consultants, independent legal counsel and other advisers that the Committee prefers, including one that is not independent.

12. The Committee shall review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

13. The Committee shall conduct and present to the Board an annual self-performance evaluation of the Committee.

14. At such intervals as the Board shall determine to be appropriate, the Committee shall review management succession plans proposed by management and shall report to the Board its recommendations with respect to any such plan. The succession plan should include, among other things, an assessment of the experience, performance and skills for possible successors to the Chairperson of the Board and the CEO.

Committee Structure and Operations

The Board shall designate one member of the Committee to act as its chairperson.

The Committee shall meet in person or telephonically at such times and places as shall be determined by the Committee chairperson. The chairperson, with input from the other members of the Committee, shall set the agendas for Committee meetings.

The Committee shall maintain minutes containing a summary of the actions taken at each Committee meeting, which shall be maintained in the corporate minute books of the Company and available to the Board at all times.

The Committee shall have the authority to delegate matters to subcommittees of the Committee, subject to all laws and regulations applicable to the Committee (including without limitation regulations of the SEC and Nasdaq).

The Board shall retain the authority to remove members of the Committee from time to time, subject to the membership requirements applicable to the Committee.

This Charter shall be made available on the Company’s website at www.blue-bird.com and to any shareholder who otherwise requests a copy, and the Company’s annual proxy statement shall describe such availability.

Approved: February 24, 2015